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                                                                    Exhibit 10.3



                        THE MIDLAND-GUARDIAN CO. SALARIED
                       EMPLOYEES NONQUALIFIED SAVINGS PLAN

       The Midland-Guardian Co. Salaried Employees Nonqualified Savings Plan (the "Plan") is adopted effective February 1, 1996. The Plan is established and maintained by The Midland-Guardian Co. (the "Company") for the purpose of permitting certain of its salaried employees who participate in The Midland-Guardian Co. Employees Nonqualified Savings Plan to defer compensation and to receive matching contributions in excess of the limitations on deferrals and matching contributions imposed by Sections 401(a)(17), 401(k), 402(g) and 415 of the Internal Revenue Code of 1986 as amended.


                                    ARTICLE I
                                   DEFINITIONS

       Wherever used herein, the following terms shall have the meanings hereinafter set forth:

       1.1 "Accounting Date" means any December 31.

       1.2 "Beneficiary" means the person(s) designated by the Participant to receive the benefits due the Participant under the Plan.

       1.3 "Board" means the Board of Directors of the Company.

       1.4 "Code" means the Internal Revenue Code of 1986 as amended from time to time and any regulations relating thereto.

       1.5 "Company" means The Midland-Guardian Co. and any affiliated company that is a member of a controlled group of corporations as defined in Section 1563 of the Code, or, to the extent provided in Section 8.8 below, any successor corporation or other entity resulting from a merger or consolidation into or with the Company or a transfer or sale of substantially all of the assets of the Company.

       1.6 "Participant" means an employee of the Company who is a participant under the Qualified Plan or with respect to whom contributions may be made under the Plan.

       1.7 "Plan" means The Midland-Guardian Co. Salaried Employees Nonqualified Savings Plan.

       1.8 "Plan Year" means the calendar year or any other twelve (12) consecutive month period that may be designated by the Company as its fiscal year and the fiscal year of the qualified plan.

       1.9 "Qualified Plan" means The Midland-Guardian Co. Salaried Employees Savings Plan effective January 1, 1982 and
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each predecessor, successor or replacement salaried employees cash or deferred arrangement.

       1.10 "Qualified Plan Subaccount" means the account established for a Participant under the Qualified Plan.

       1.11 "Supplemental Company Matching Contribution" means the matching contribution made by the Company for the benefit of a Participant under and in accordance with the terms of the Plan in any Plan Year.

       1.12 "Supplemental Salary Reduction Contribution" means the salary reduction contribution made by the Company for the benefit of a Participant under and in accordance with the terms of the Plan in any Plan Year.

       1.13 "Supplemental Subaccount" means the account maintained by the Company under the Plan for a Participant that is credited with amounts contributed under Section 3.1 of the Plan.

       1.14 "Benefits Committee" shall mean the Committee designated by the Company to administer the Plan.


                                   ARTICLE II
                                   ELIGIBILITY

       2.1 A Participant who is eligible to receive the benefit of Qualified Plan Salary Reduction Contributions and Qualified Plan Company Matching Contributions the total amount of which is reduced by reason of the application of the limitations on contributions imposed by Sections 401(a)(17), 401(k), 402(g) or 415 of the Code as in effect on any date for allocation of the amount of the Qualified Plan Salary Reduction Contribution and Qualified Plan Company Matching Contribution or as in effect at any time thereafter to the Qualified Plan or who has been designated by the Company shall be eligible to participate in the Plan. The Company shall review the designation of eligible employees on an annual basis and notify designated employees of their eligibility.


                                   ARTICLE III
                           SUPPLEMENTAL CONTRIBUTIONS

       3.1 SUPPLEMENTAL SALARY REDUCTION CONTRIBUTION. The Supplemental Salary Reduction Contribution to be made by the Company for the benefit of a Participant for any Plan Year shall be in an amount equal to the difference between A. and B. below.

           A. The amount elected by the Participant in the form specified in
Section 3.2, LESS



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           B. If such election is made by the Participant, the maximum amount of the Salary Reduction Contribution allocable to the Qualified Plan Subaccount of the Participant for the Plan Year after application of the limitations imposed by Sections 401(a)(17), 401(k), 402(g) or 415 of the Code on the Qualified Plan. Supplemental Salary Reduction Contributions made for the benefit of a Participant for any Plan Year shall be credited to the Qualified Plan Subaccount maintained under the Plan in the name of such Participant within forty-five (45) days after the last day of such Plan Year.

       3.2 SUPPLEMENTAL SALARY REDUCTION AGREEMENT. As a condition to the Company's obligation to make a Supplemental Salary Reduction Contribution for the benefit of a Participant pursuant to Section 3.1, the Participant must execute a Supplemental Salary Reduction Agreement in the form attached hereto. The Agreement in any Plan Year shall be made before the beginning of that year and shall remain in effect for that Plan Year.

       3.3 SUPPLEMENTAL COMPANY MATCHING CONTRIBUTIONS. The Supplemental Company Matching Contributions to be made by the Company for the benefit of a Participant for any Plan Year shall be in an amount equal to the amount set forth in Section 3.4 for any funds remaining in the Plan after the application of Section 3.1(B). Such Supplemental Company Matching Contributions shall be credited to the Participant's Supplemental Subaccount within forty-five (45) days after the last day of the Plan Year.

       3.4 AMOUNT OF MATCHING CONTRIBUTION. The amount of the Supplemental Company Matching Contribution shall be an amount equal to seventy-five percent (75%) of Supplemental Salary Reduction Contributions for the first six percent (6%) of a Participant's compensation remaining in the Plan after the application of Section 3.1(B). Any Supplemental Salary Reduction Contributions in excess of six percent (6%) of a Participant's Compensation shall not receive a Supplemental Matching Contribution. Supplemental Salary Reduction Contributions allocated to the Qualified Plan Subaccount shall be allocated the amount of matching contributions applicable to the Qualified Plan.

       3.5 PENSION MAKE-UP CONTRIBUTION. The Company shall restore an amount equal to any reduction in a Participant's pension plan benefits under the Midland-Guardian Co. Salaried Employees Pension Plan caused by Supplemental Salary Reduction Contributions under this Plan to the extent such pension plan benefits are not restored by any other Company-provided plan or agreement. Any amounts contributed by the Company pursuant to this Section 3.5 shall be treated as additional Salary Reduction Contributions and invested in the same manner as such contributions.



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                                   ARTICLE IV
                     INVESTMENT OF SUPPLEMENTAL CONTRIBUTION

       Amounts credited hereunder to the Supplemental Subaccount of a Participant shall be invested pursuant to the Participant's direction on an election form supplied to the Company pursuant to Section 3.2.


                                    ARTICLE V
                                  DISTRIBUTIONS

       5.1 DISTRIBUTIONS ON TERMINATION OF EMPLOYMENT, DEATH, DISABILITY OR DATE CERTAIN. All amounts credited to a Participant's Supplemental Subaccount including gains and losses credited pursuant to Article IV hereof shall be distributed to or with respect to a Participant upon a date certain elected by the Participant at the time of the Participant's initial filing of a Supplemental Salary Reduction Agreement under Section 3.2. Such election may be changed by the Participant at any time provided that any date certain elected by the Participant must occur no less than two (2) years from the date the election is amended. All amounts distributable under the Plan shall be subject to the following:

           A. If a Participant terminates employment or retires without the approval of the Benefits Committee, all funds in the Participant's account and any earnings thereon will be paid out as soon as administratively practicable.

           B. If a Participant terminates employment or retires with the approval of the Benefits Committee, all funds in the Participant's account and any earnings thereon will be paid out in accordance with the Participant's previous election.

           C. If a Participant dies or becomes permanently disabled, all funds in the Participant's account and any earnings thereon will be paid out as determined by the Benefits Committee, but no later than the date specified in the Participant's previous election.

       The Participant shall further elect the manner in which payments are to be made from the following options:

           A. Lump sum.

           B. Annual payments over a period of time not to exceed fifteen (15) years.

           If a Participant should die before distribution of the full amount of his subaccounts, any remaining amounts shall be distributed to the Beneficiary in the method designated by the Participant in a writing delivered to the Company prior to his



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death. If a Participant has not designated a Beneficiary or method of distribution or if no designated Beneficiary is living on the date of distribution, such amount shall be distributed to those persons entitled to receive distributions of the Participant's accounts under the Qualified Plan and in the same method as distribution is made under the Qualified Plan.

       5.2 DISTRIBUTIONS PRIOR TO TERMINATION OF EMPLOYMENT, DEATH, DISABILITY OR DATE CERTAIN. Notwithstanding the provisions of Section 5.1, a Participant may elect to receive a distribution of the balance of his Supplemental Subaccount upon the occurrence of the following events:

           A. The Participant's election filed with the Company at any time provided that unless the Participant's request meets the criteria of Paragraph
B. hereof, the Participant's account shall be reduced by ten percent (10%) of the balance therein at the time of the Participant's election. Distributions pursuant to this paragraph shall be made as soon as administratively practicable after ninety (90) days following the Participant's election for Participants deemed "non-insiders" and one year following the Participant's election for Participants deemed "insiders" by the Benefits Committee.

           B. The Participant's election filed with the Company at any time upon the occurrence of the Participant's severe financial hardship created by an unforeseeable emergency as defined in Code Section 457 and Reg. ss.1.457-2(h)(4) and (5). Distributions pursuant to this paragraph shall be made as soon as administratively practicable following the Participant's election.


                                   ARTICLE VI
                           ADMINISTRATION OF THE PLAN

       6.1 ADMINISTRATION BY THE BENEFITS COMMITTEE. The Benefits Committee shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof.

       6.2 GENERAL POWERS OF ADMINISTRATION. All provisions set forth in the Qualified Plan with respect to the administrative powers and duties of the Benefits Committee, expenses of administration and procedures for filing claim shall also be applicable with respect to the Plan. The Benefits Committee shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Benefits Committee with respect to the Plan.

                                   ARTICLE VII



                                       5
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                            AMENDMENT OR TERMINATION

       7.1 AMENDMENT OR TERMINATION. The Company intends the Plan to be permanent but reserves the right to amend or terminate the Plan when, in the sole opinion of the Company, such amendment or termination is advisable. Any such amendment or termination shall be made pursuant to a resolution of the Board and shall be effective as of the date of such resolution.

       7.2 EFFECT OF AMENDMENT OR TERMINATION. No amendment or termination of the Plan shall directly or indirectly reduce the balance of any subaccount held hereunder as of the effective date of such amendment or termination. Upon termination of the Plan, distribution of amounts in any subaccount shall be made to the Participant or his beneficiary in the manner and at the time described in
Section 5.1 of the Plan. No additional credits of Supplemental Salary Reduction Contributions or Supplemental Company Matching Contributions shall be made to the subaccounts of a Participant after termination of the Plan but the Company shall continue to credit gains and losses to the subaccounts of the Participant pursuant to Section 4.1 until the balance of such subaccounts has been fully distributed to the Participant or his beneficiary.


                                  ARTICLE VIII
                               GENERAL PROVISIONS

       8.1 PARTICIPANTS RIGHT UNSECURED. The Plan, at all times, shall be entirely funded through a Rabbi Trust Agreement as prescribed in Rev. Proc. 92-64 adopted simultaneously with the Plan and no provisions shall be made with respect to segregating assets of the Company for payment of any distributions hereunder. The right of a Participant or his designated beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company and The Midland Company and neither the Participant nor a designated beneficiary shall have any rights in or against any specific assets of the Company or The Midland Company. All amounts credited to the Participant's Supplemental Subaccount shall constitute general assets of the Company and The Midland Company and may be disposed of by the Company at such time and for such purposes as it may deem appropriate.

       8.2 GENERAL CONDITIONS. Except as otherwise expressly provided herein, all terms and conditions of the Qualified Plan applicable to Qualified Plan Salary Reduction Contributions or Qualified Plan Company Matching Contributions will also be applicable to Supplemental Salary Reduction Contributions or Supplemental Company Matching Contributions to be made hereunder. Any Qualified Plan Salary Reduction Contributions or Qualified Plan Company Matching Contributions or any other contributions to be made under the Qualified Plan shall be made solely in



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

accordance with the terms and conditions of the Qualified Plan and nothing in this Plan shall operate or be construed in any way to modify, amend or affect the terms and conditions of the Qualified Plan.

       8.3 NO GUARANTEE OF BENEFITS. Nothing contained in the Plan shall constitute a guarantee by the Company or any other person or entity that the assets of the Company will be sufficient to pay any benefit hereunder.

       8.4 NO ENLARGEMENT OF EMPLOYEE RIGHTS. No Participant shall have any right to receive a distribution of contributions made under the Plan except in accordance with the terms of the Plan. Establishment of the Plan shall not be construed to give any Participant the right to be retained in the employment of the Company.

       8.5 SPENDTHRIFT PROVISION. No interest of any person or entity in or right to receive a distribution under the Plan shall be subject to any manner to sale, transfer assignment, pledge, attachment, garnishment or other alienation or income rents of any kind. Normally such interest or right to receive a distribution be taken either voluntarily or involuntarily for the satisfaction of the debts of or other obligations or claims against such person or entity including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

       8.6 APPLICABLE LAW. The Plan shall be construed and administered under the laws of the State of Ohio.

       8.7 INCAPACITY OF RECIPIENT. If any person entitled to a distribution under the Plan is deemed by the Company to be incapable of personally receiving and giving a valid receipt for such payment then, unless and until claim therefore shall have been made by duly appointed guardian or other legal representative of such person, the Company may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and be a complete discharge of any liability of the Company and the Plan therefore.

       8.8 SUCCESSORS. The Plan shall not be automatically terminated by a transfer or sale of assets of the Company or by the merger or consolidation of the Company into or with any other corporation or other entity, but the Plan shall be continued after such sale, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan. In the event that the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall terminate subject to the provisions of
Section 7.2.



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

       8.9 UNCLAIMED BENEFIT. Each Participant shall keep the Company informed of his current address and the current address of his designated beneficiary. The Company shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Company within three
(3) years after the date on which payment of the Participant's subaccounts may first be made, payment may be made as though the Participant had died at the end of the three (3) year period. If within one additional year after such three (3) years period has elapsed or within three (3) years after the actual death of a Participant the Company is unable to locate any designated beneficiary of the Participant, then the Company shall have no further obligation to pay any benefit hereunder to such Participant or designated beneficiary and such benefit shall be irrevocably forfeited.

       8.10 LIMITATIONS ON LIABILITY. Notwithstanding any of the preceding provisions of the Plan, neither the Company nor any individual acting as employee or agent of the Company shall be liable to any Participant, former Participant or other person for any claim, loss, liability or expense incurred in connection with the Plan.


                                                 MIDLAND-GUARDIAN CO.


                                             By: /s/ John I. Von Lehman
                                                 -----------------------------


                                             By: /s/ Michael J. Conaton
                                                 -----------------------------



                                                 THE MIDLAND COMPANY


                                             By: /s/ John I. Von Lehman
                                                 -----------------------------


                                             By: /s/ Edward J. Heskamp
                                                 -----------------------------


                                             By: /s/ Ronald L. Gramke
                                                 -----------------------------

Adopted:

                   FIRST AMENDMENT TO THE MIDLAND-GUARDIAN CO.
                  SALARIED EMPLOYEES NONQUALIFIED SAVINGS PLAN
                  --------------------------------------------

       THIS FIRST AMENDMENT, made and executed this 31 day of March, 2000, by THE MIDLAND-GUARDIAN CO. (the "Company").

                              W I T N E S S E T H :

       WHEREAS, the Company maintains a nonqualified deferred compensation plan known as The Midland-Guardian Co. Salaried Employees Nonqualified Savings Plan (the "Plan");

       WHEREAS, the Company is now the sponsor of the Plan;

       WHEREAS, Section 7.1 of the Plan allows the Company to amend the Plan;

       WHEREAS, pursuant to Section 7.1 of the Plan, the Company desires to amend the Plan in order to provide for the operation of the Plan after a Change of Control and to amend the provision regarding the rabbi trust effective as of March 31, 2000.

       NOW, THEREFORE, the Plan is amended as follows:

       1. Section 8.1 is amended to add the words "and any related employer" after the provisions that read "assets of the Company and The Midland Company" so that Section 8.1 reads as follows:

          8.1 RABBI TRUST. The Plan, at all times, shall be entirely funded through a Rabbi Trust Agreement as prescribed in Rev. Proc. 92-64 adopted simultaneously with the Plan and no other provisions shall be made with respect to segregating assets of the Company for payment of any distributions hereunder except as may be required by Section 9.1. The right of a Participant or his designated beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company, The Midland Company or any related employer and neither the Participant nor a designated beneficiary shall have any rights in or against any specific assets of the Company, The Midland Company or any related employer.

       2. The Plan is amended by deleting Section 8.8 (Successors) from the terms of the Plan. In addition, Section 8.9 shall be renumbered as Section 8.8 and Section 8.10 shall be renumbered as Section 8.9.

       3. The Plan is amended by adding a new Article IX titled Change of Control Provisions immediately following Article VIII to read as follows:

                                   ARTICLE IX
                          CHANGE OF CONTROL PROVISIONS

       9.1 IMPACT OF EVENT. In the event of a "Change of Control" as defined in
Section 9.2, (i) the Supplemental contributions and all earnings determined under this Plan shall include all benefits based on payments made to a Participant as a result of the Change of Control ("Change of Control Compensation") or potential benefits and any benefits which a Participant is no longer eligible to receive under the Midland Guardian Co. Salaried Employees 401(k) Savings Plan as a result of the Change of Control; (ii) Company shall, as soon as possible, but in no event longer than five (5) business days following the Change of Control, or sooner if directed by the Board, make an irrevocable contribution to the Rabbi Trust, as provided in Section 8.1, in an amount that is necessary to fully fund the benefits or potential benefits (including benefits provided in (i) above) for each Plan Participant or beneficiary pursuant to the terms of the Plan as of the date on which the Change of Control occurred; (iii) the Supplemental Subaccount shall be paid within 30 days of the effective date of the Change of Control or subsequent triggering event; and (iv) the Benefits Committee identified in Section 6.1 of the Plan shall be responsible for determining the identity of the person entitled to receive the amount in the Supplemental Subaccount under the Plan and the amount of such Supplemental Subaccount and for completing the payment of Supplemental Subaccount to any person entitled to receive the amount in the Supplemental Subaccount under the Plan based on the records of the Benefits Committee prior to the Change of Control.

       9.2 DEFINITION OF "CHANGE OF CONTROL"

       a. "Change of Control" shall mean the first to occur of the following events:

          i. The "acquisition" after the date hereof by any "Person" (as such term is defined below) of "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), of any securities of the Company (the "Voting Securities") which, when added to the Voting Securities then "Beneficially Owned" by such Person, would result in such Person "Beneficially Owning" 33-1/3% or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that for purposes of this paragraph a, a Person shall not be deemed to have made an acquisition of Voting Securities if such Person: (A) acquires Voting Securities as a result of a stock split, stock dividend or other corporate restructuring in which all stockholders of the class of such Voting Securities are treated on a pro rata basis; (B) is generally engaged in the business of underwriting securities and acquires the Voting Securities (the "Underwriting Securities") pursuant to the terms of an underwriting agreement (an "Underwriting Agreement") to which the Company and such underwriter are parties and which Underwriting Agreement is in accordance with Rule 10b-7 promulgated under the 1934 Act or to cover over allotments created in connection with a distribution of Voting Securities pursuant to an Underwriting Agreement; (C) acquires the Voting Securities directly from the Company; (D) as a result of a redemption or purchase of Voting Securities by the Company, becomes the Beneficial Owner of more than the permitted percentage of Voting Securities by the Company pursuant to a reduction of the number of Voting Securities outstanding resulting in an increase in the proportional number of shares Beneficially Owned by such Person; (E) is the Company or any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Subsidiary") or (F) acquires Voting Securities in connection with a "Non-Control Transaction" (as defined below).

       ii. The individuals who, as of January 1, 2000, are members of the Board of Directors of the Company (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board of Directors of the Company; PROVIDED, HOWEVER, that if either the election of any new director or the nomination for election of any new director by the Company's stockholders was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board; PROVIDED FURTHER, HOWEVER, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any election contest or Proxy Contest.

       iii. Approval by shareholders of the Company of:

            (1) A merger, consolidation or reorganization involving the Company (a "Business Combination") other than a Non-Control Transaction; or

            (2) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

       Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because 33-1/3% or more of the then outstanding Voting Securities is Beneficially Owned by (x) a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements (or any trust forming a part thereof) maintained by the Company or any Subsidiary or (y) any corporation which, immediately prior to its acquisition of such interest, is owned directly or indirectly by the shareholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

b. "Non-Control Transaction" shall mean a Business Combination in which:

   i. The shareholders of the Company, immediately before the Business Combination, own, directly or indirectly immediately following the Business Combination, at least 67% of the combined voting power for the election of directors generally of the outstanding securities of the corporation resulting from the Business Combination (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before the Business Combination;

   ii. The individuals who were members of the Board of Directors of the Company immediately prior to the execution of the agreement providing for the Business Combination constitute at least two-thirds of the members of the Board of Directors of the Surviving Corporation; or

   iii. No Person (other than the Company or any Subsidiary, a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements or any trust forming a part thereof maintained by the Company, the Surviving Corporation, or any Subsidiary) who, immediately prior to the Business Combination, did not have Beneficial Ownership of 33-1/3% or more of the then outstanding Voting Securities, upon consummation of the Business Combination, shall be the Beneficial Owner of 33-1/3% or more of the combined voting power for the election of directors generally of the Surviving Corporation's then outstanding securities.

       4. The Effective Date of this First Amendment shall be March 31, 2000 unless otherwise provided.

       IN WITNESS WHEREOF and as evidence of the adoption of this FIRST AMENDMENT, the Company has caused the same to be executed as of the day and year first above written.

WITNESSES:                                           THE MIDLAND-GUARDIAN CO.


/s/ W. Todd Gray                          By:  /s/ John I. Von Lehman
----------------------------------             ---------------------------------

Edward J. Heskamp                         Its: Exec. V.P.
----------------------------------             ---------------------------------

                  SECOND AMENDMENT TO THE MIDLAND-GUARDIAN CO.
                  SALARIED EMPLOYEES NONQUALIFIED SAVINGS PLAN

       THIS FIRST AMENDMENT, made and executed this 2nd day of January, 2001 by the Midland-Guardian Co. (the "Company").

                              W I T N E S S E T H:

       WHEREAS, the Company maintains a nonqualified deferred compensation plan known as The Midland-Guardian Co. Salaried Employees Nonqualified Savings Plan (the "Plan");

       WHEREAS, the Company is now the sponsor of the Plan;

       WHEREAS, Section 7.1 of the Plan allows the Company to amend the Plan;

       WHEREAS, pursuant to Section 7.1 of the Plan, the Company desires to amend the Plan in order to clarify the rights of a retired participant of the Plan with respect to receipt of benefits from the Plan.

       NOW THEREFORE, the Plan is amended as follows:

       1. Section 1.6 shall be deleted in its entirety and replaced with the following:

          "Participant means an employee or retiree of the Company who is a Participant under the Qualified Plan or with respect to whom contributions may be made or have been made under the Plan."

       2. In all other respects the Plan shall remain unchanged.

       IN WITNESS WHEREOF and as evidence of the adoption of this SECOND AMENDMENT, the Company has caused the same to be executed as of the day and year first above written.

WITNESSES:                                           THE MIDLAND-GUARDIAN CO.


/s/ Hans Zimmer                        By:  /s/ Edward J. Heskamp
----------------------------------          ------------------------------------

/s/ Maria D. Bevington                 Its: Assistant Treasurer
----------------------------------          ------------------------------------